Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Pennichuck Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-57352) (the "Registration Statement") of our report dated February 2, 2001 included in Pennichuck Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.



Arthur Andersen LLP
Boston, Massachusetts
September 17, 2001